UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2022

Acumen Pharmaceuticals, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-40551	36-4108129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

427 Park St., Charlottesville, Virginia	22902
(Address of Principal Executive Offices)	(Zip Code)

(434) 297-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ABOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2022, Acumen Pharmaceuticals, Inc. (the “Company”) amended and restated its employment agreements (each an “A&R Employment Agreement” and together the “A&R Employment Agreements”) for the following executive officers: i) Daniel O’Connell, Chief Executive Officer, ii) Matt Zuga, Chief Financial Officer and Chief Business Officer, iii) Eric Siemers, Chief Medical Officer and iv) Russell Barton, Chief Operating Officer. The following paragraphs provide a summary of the A&R Employment Agreements.

Employment Agreement with Daniel O’Connell

Under the terms of Mr. O’Connell’s A&R Employment Agreement (the “CEO A&R Employment Agreement”), his annual base salary is $551,200 and the annual target for his annual performance bonus (the “Annual Bonus”) is fifty-five percent (55%) of Mr. O’Connell’s then-current base salary (the “CEO Target Amount”). Under the CEO A&R Employment Agreement, Mr. O’Connell’s eligibility for the CEO Annual Bonus will be based upon the board of directors (the “Board”) of the Company’s assessment of Mr. O’Connell’s and the Company’s attainment of individual and corporate performance goals as determined by the Board, or any committee thereof, in its sole discretion. Additionally, the CEO A&R Employment Agreement provides that Mr. O’Connell shall be eligible to be considered for future equity awards as may be determined by the Board, or the Company’s compensation committee of the Board, in its sole discretion, and in accordance with any applicable equity plans or arrangements that may be in effect from time to time.

Pursuant to the terms of the CEO A&R Employment Agreement, Mr. O’Connell’s employment is at will and may be terminated at any time by the Company or Mr. O’Connell. If Mr. O’Connell’s employment is terminated by the Company without Cause (as defined in the A&R Employment Agreements) or by Mr. O’Connell for Good Reason (as defined in the A&R Employment Agreements), then Mr. O’Connell would be eligible to receive the following severance benefits, less applicable tax withholding (the “Non-CIC Severance Benefits”):

•	payment of his then-current base salary in accordance with normal payroll procedures for twelve (12) months;

•	payment or reimbursement of continued health coverage for Mr. O’Connell and his dependents under COBRA for the applicable severance period; and

•

payment of any i) accrued but unpaid salary through the date of termination; ii) unreimbursed business expenses incurred by Mr. O’Connell in accordance with the Company’s standard reimbursement policies, and iii) benefits owed to Mr. O’Connell under any qualified retirement plan or health and welfare benefit plan in which Mr. O’Connell was a participant in accordance with applicable law and the provisions of such plan (together, the “Accrued Obligations”).

Under the CEO A&R Employment Agreement, if Mr. O’Connell’s employment is terminated by the Company without Cause or if Mr. O’Connell resigns for Good Reason, in either case within three (3) months prior to or twelve (12) months following the effective date of a Change in Control (as defined in the A&R Employment Agreements), then Mr. O’Connell would be entitled to the following severance benefits, less applicable tax withholding (the “CIC Severance Benefits”):

•	payment of his then-current base salary in accordance with normal payroll procedures for eighteen (18) months;

•	payment or reimbursement of continued health coverage for Mr. O’Connell and his dependents under COBRA for the applicable severance period;

•	a lump sum cash payment of 1.5 times the CEO Target Amount for the year in which the termination occurs in accordance with normal payroll procedures;

•

the vesting and exercisability of all outstanding equity awards held by Mr. O’Connell immediately prior to the termination date that are subject to time-based vesting requirements (if any) will be accelerated in full, and the vesting and exercisability of all outstanding equity awards subject to performance-based vesting will be treated as set forth in Mr. O’Connell’s equity award agreement governing such award; and

•	payment of any Accrued Obligations.

Employment Agreement with Matt Zuga

Mr. Zuga’s A&R Employment Agreement (the “CFO A&R Employment Agreement”) is substantially similar to the CEO A&R Employment Agreement, except that:

•	Mr. Zuga’s base salary is $415,300;

•	Mr. Zuga’s annual target for his Annual Bonus is 40% of his then-current base salary (the “Target Amount”);

•

If Mr. Zuga’s employment is terminated by the Company without Cause or by Mr. Zuga for Good Reason then Mr. Zuga is entitled to receive the same Non-CIC Severance Benefits as Mr. O’Connell, but Mr. Zuga will receive payment of his then-current base salary for nine (9) months, rather than twelve (12); and

•

If Mr. Zuga’s employment is terminated by the Company without Cause or if Mr. Zuga resigns for Good Reason, in either case within three (3) months prior to or twelve (12) months following the effective date of a Change in Control, Mr. Zuga is entitled to receive the same CIC Severance Benefits as Mr. O’Connell, but Mr. Zuga will receive payment of his then-current base salary for twelve (12) months, rather than eighteen (18), and will receive a lump sum cash payment of 1.0 times the Target Amount for the year in which the termination occurs, rather than 1.5 times the CEO Target Amount.

Employment Agreement with Eric Siemers and Russell Barton

Mr. Siemers’ A&R Employment Agreement and Mr. Barton’s A&R Employment Agreement are substantially similar to the CFO A&R Employment Agreement, except that Mr. Siemers’ base salary is $342,000 and Mr. Barton’s is $299,040.

The foregoing descriptions of the A&R Employment Agreements are not complete and are qualified in their entirety by reference to the A&R Employment Agreements, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acumen Pharmaceuticals, Inc.

Dated: January 3, 2022	By:	/s/ Matthew Zuga
Matthew Zuga
Chief Financial Officer and Chief Business Officer